EXHIBIT 10.3

Award Number :

GASTAR EXPLORATION LTD. 2006 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Grantee:

Address:

Total Shares Subject to Restricted Stock Award:

Date of Award:

Vesting Commencement Date:

Expiration of the Restriction Period (Vesting):

1. Issuance of Stock. Gastar Exploration Ltd., a Canadian corporation (the “Company”), hereby agrees to issue to the Grantee named above, and the Grantee hereby accepts, an award (the “Award”) of the shares of Common Stock set forth above as the Total Shares Subject to Restricted Stock Award (the “Shares”), in accordance with this Restricted Stock Agreement and subject to the terms and conditions of the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2. Forfeiture; Company’s Cancellation Right. Except as specifically provided otherwise in this Restricted Stock Agreement, upon the date of any termination of the Grantee’s Continuous Service (the “Termination Date”) for any reason before all of the Shares are released from the Forfeiture Restrictions described in Section 3 of this Restricted Stock Agreement, all of the Shares in which the Grantee is not, as of the Termination Date, vested in accordance with the provisions of this Restricted Stock Agreement and that are subject to the Forfeiture Restrictions on that Termination Date (the “Unvested Shares”) shall automatically be forfeited by the Grantee on the Termination Date and the Company shall cancel, without any additional consideration, such Unvested Shares.

3. Forfeiture Restrictions; Vesting.

(a) The Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of any of the Unvested Shares, or any right or interest therein, before the Expiration of the Restriction Period set forth on the first page of this Restricted Stock Agreement or any other lapse of the Forfeiture Restrictions under this Restricted Stock Agreement.

(b) A number of the Shares equal to the percentages specified in the following schedule shall vest and shall be released from the Forfeiture Restrictions on each anniversary of the Date of Award as set forth on the first page of this Restricted Stock Agreement, if at each such anniversary of the Date of Award the Grantee’s Continuous Service has not terminated:

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If an installment of the release of Shares from the Forfeiture Restrictions covers a fractional Share, such installment will be rounded to the next higher Share, except the final installment, which will be for the balance of the total Shares.

(c) The Forfeiture Restrictions may lapse, and the Unvested Shares may become vested and released from the Forfeiture Restrictions, earlier than the times stated above in accordance with Section 11(c) of the Plan.

(d) Upon the lapse or expiration of the Forfeiture Restrictions regarding any of the Shares and compliance with Section 5 of this Restricted Stock Agreement, the Company shall issue and deliver or cause the issuance and deliverance of, in the name of the Grantee or Grantee’s legal representative, one or more stock certificates representing those Shares, free of Forfeiture Restrictions.

4. Representations of the Grantee. The Grantee represents and warrants to the Company that the Grantee has received, read and understood the Plan and this Restricted Stock Agreement and agrees to abide by and be bound by their terms and conditions.

5. Tax Withholding Obligations. No Shares shall be delivered to the Grantee or any other person in accordance with the terms of this Restricted Stock Agreement until the Grantee or such other person has made arrangements acceptable to the Committee for the satisfaction of applicable income tax, employment tax, and social security tax withholding obligations, including obligations incident to the receipt of Shares or an election by the Grantee pursuant to Section 83(b) of the Code. Upon any lapse or release of the Forfeiture Restrictions with respect to any Shares, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or such other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

6. Escrow of Shares; Shareholder Rights.

(a) To ensure the availability for delivery of the Grantee’s Unvested Shares upon forfeiture and cancellation of Unvested Shares pursuant to Section 2 of this Restricted Stock Agreement, the Company shall, upon execution of this Restricted Stock Agreement, deliver or cause to be delivered with an escrow holder designated by the Company (the “Escrow Holder”) a letter (the “Escrow Instruction Letter”) instructing that the Unvested Shares be placed into book entry in the Grantee’s name, together with the stock assignment duly endorsed in blank by the Grantee, attached hereto as Exhibit A. The Unvested Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Escrow Instruction Letter of the Company, until such time as the Forfeiture Restrictions lapse as provided in Section 3 of this Restricted Stock Agreement.

(b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unvested Shares in escrow while acting in good faith and in the exercise of its judgment.

(c) If Unvested Shares are forfeited under Section 2 of this Restricted Stock Agreement, the Escrow Holder, upon receipt of written notice from the Company, shall take all appropriate actions to facilitate the forfeiture and cancellation of the Unvested Shares.

(d) When Unvested Shares are released from the Forfeiture Restrictions pursuant to Section 3 of this Restricted Stock Agreement, upon request of the Company, the Escrow Holder shall promptly issue and deliver, or cause to be issued and delivered, to the Grantee a new certificate, for the released Shares. Alternatively, upon written request of the Grantee, the Company may direct that the Escrow Holder transfer the released Shares to a broker, designated by the Grantee.

(e) Subject to the terms hereof and the provisions of Section 11(b) of the Plan relating to the dissolution or liquidation of the Company, the Grantee shall have all the rights of a shareholder with respect to the Unvested Shares while they are held in escrow, including without limitation, the right to vote the Unvested Shares and to receive any cash dividends declared thereon.

Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan
Restricted Stock Agreement	Page 2

7. Capital Adjustments and Corporate Events. If, from time to time during the term of this Restricted Stock Agreement, there is (i) any capital adjustment with respect to the Unvested Shares, the Unvested Shares shall be adjusted in accordance with the provisions of Section 11(a) of the Plan, or (ii) any corporate event, including a Change in Control, the Shares shall be subject to the provisions of Sections 11(b) and 11(c) of the Plan. Any and all new, substituted or additional securities to which the Grantee may be entitled by reason of the Grantee’s ownership of the Unvested Shares hereunder and such capital adjustment or such corporate event shall be immediately subject to the forfeiture and cancellation provisions of this Restricted Stock Agreement and the escrow, deposited with the Escrow Holder and included thereafter as “Unvested Shares” for purposes of this Restricted Stock Agreement.

8. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Restricted Stock Agreement or the Plan, or (ii) to treat as owner of such Shares, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Shares shall have been so transferred.

9. Restrictive Legends. The Grantee understands and agrees that, unless and until the Company is advised otherwise by its counsel, the Company shall cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon any certificate issued evidencing ownership of the Unvested Shares, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN FORFEITURE AND CANCELLATION PROVISIONS CONTAINED IN THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THAT RESTRICTED STOCK AGREEMENT. A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE ISSUER’S PRINCIPAL CORPORATE OFFICES.

10. Nontransferability of Restricted Stock Agreement. None of the Grantee’s rights under this Restricted Stock Agreement may be transferred or assigned in any manner other than by will or by the laws of descent and distribution. The Grantee’s rights under this Restricted Stock Agreement may be exercised during the lifetime of the Grantee only by the Grantee.

11. Tax Consequences. The issuance of Shares released from the Forfeiture Restrictions will have tax consequences to Grantee under the Code. The Grantee understands that the Grantee may elect to be taxed with respect to all or any portion of the Fair Market Value of the Shares at the time the Shares are awarded rather than when and as the restrictions lapse by filing an election under Section 83 of the Code with the Internal Revenue Service within 30 days from the Date of Award. THE GRANTEE SHOULD CONSULT A TAX ADVISOR. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY (AND NOT THE COMPANY’S) TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

12. Entire Agreement; Governing Law. The Plan and this Restricted Stock Agreement constitute the entire agreement of the Company and the Grantee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Parties. Nothing in the Plan and this Restricted Stock Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Restricted Stock Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. Should any provision of the Plan or this Restricted Stock Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan
Restricted Stock Agreement	Page 3

13. Severability and Reformation. The Company intends all provisions of this Restricted Stock Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of this Restricted Stock Agreement is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Restricted Stock Agreement is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and this Restricted Stock Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of this Restricted Stock Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

14. Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” “including” does not denote or imply any limitation. The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas. The captions and headings used in this Restricted Stock Agreement are inserted for convenience and shall not be deemed a part of the shares subject to this Restricted Stock Agreement or this Restricted Stock Agreement for construction or interpretation.

15. Dispute Resolution. The provisions of this Section 15 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or the Grantee) arising out of or relating to the Plan and this Restricted Stock Agreement. The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Restricted Stock Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the Parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Restricted Stock Agreement shall be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Harris County, Texas) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

16. Notice. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Restricted Stock Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 16.

GASTAR EXPLORATION LTD.

By:
Title:
Address:	1313 Lamar St., Suite 1080 Houston, Texas 77010

Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan
Restricted Stock Agreement	Page 4

THE GRANTEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN, THE FORFEITURE RESTRICTIONS ON THE SHARES SUBJECT TO THE RESTRICTED STOCK AWARD SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY AFFILIATE TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE IN ACCORDANCE WITH THE WRITTEN EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND THE GRANTEE.

The Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Award subject to all of the terms and provisions hereof and thereof.

The Grantee has reviewed this Restricted Stock Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Restricted Stock Agreement, and fully understands all provisions of this Restricted Stock Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Restricted Stock Agreement and the Plan shall be resolved in accordance with Section 15 of this Restricted Stock Agreement. The Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Restricted Stock Agreement.

DATED:	SIGNED:
Grantee
Address:

Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan
Restricted Stock Agreement	Page 5

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I,                                                                      , hereby sell, assign and transfer unto Gastar Exploration Ltd. (the “Company”)                                                           (                    ) shares of the Company’s Common Stock standing in my name on the books of the Company held in book entry with the Escrow Holder in my name, and do hereby irrevocably constitute and appoint                                                               as attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.

(Signature)

(Please print name)

INSTRUCTIONS:

Please do not fill in any blanks other than the signature lines and your name in the first blank. The purpose of this assignment is to enable the Company to receive the Shares ONLY upon forfeiture and cancellation of the Shares, as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of the Grantee. At this time, it is not possible to know the number of Shares, if any, that would be available upon forfeiture and cancellation of the Shares, so we ask that you leave this line blank. Additionally, due to unforeseen employee turnover, we cannot definitively select an attorney-in-fact, however we can definitively state that it will be an officer of the Company.

Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan
Restricted Stock Agreement	Page 6